                                                                    EXHIBIT 99.1
[CRDA LOGO]
[CRDB LOGO]

                            [CRAWFORD COMPANY LOGO]
                                  Press Release

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

FOR IMMEDIATE RELEASE                                DATE: JANUARY 31, 2005
                                                     FROM: THOMAS W. CRAWFORD
                                                     CHIEF EXECUTIVE OFFICER

    CRAWFORD REPORTS INCREASE IN FOURTH QUARTER 2004 REVENUES AND NET INCOME

Crawford & Company (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the fourth quarter ended December 31, 2004.

Fourth quarter 2004 revenues before reimbursements totaled $205.8 million, up 18% over the $175.1 million reported in the 2003 fourth quarter. Fourth quarter 2004 net income grew to $7.7 million from $2.1 million in the 2003 fourth quarter. Fourth quarter 2004 net income per share rose to $0.16 per share from $0.04 per share in the prior-year quarter. Operating earnings (earnings before special credit/charge, net corporate interest, and taxes) more than doubled in the 2004 fourth quarter, to $13.2 million from $4.8 million in the prior-year quarter.

U.S. revenues before reimbursements were $135.8 million in the fourth quarter of 2004, increasing nearly 16% over the $117.3 million reported in the 2003 fourth quarter. Revenues from the insurance company market were $76.7 million in the 2004 fourth quarter compared with $52.1 million in the 2003 period, reflecting a $21.0 million increase in revenues generated by the Company's catastrophe adjusters in response to the hurricanes which struck the southeastern United States during the 2004 third quarter. Revenues provided by the Company's catastrophe adjusters totaled $26.3 million in the 2004 fourth quarter compared to $5.2 million in the prior-year period. Revenues from self-insured clients were $37.9 million in the 2004 fourth quarter compared with $42.1 million in the 2003 quarter, due primarily to a reduction in claim referrals from the Company's existing clients, only partially offset by new business gains. Class action services revenues, including administration and inspection services, declined 8% to $21.1 million during the 2004 fourth quarter, compared with $23.0 million in the 2003 fourth quarter. Class action services revenues can fluctuate depending on the timing of project awards.

                            [CRAWFORD COMPANY LOGO]
                                  Press Release

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

Fourth quarter 2004 international revenues grew to $70.1 million from $57.9 million for the same period in 2003. This growth is partially due to foreign currency fluctuations. During the 2004 fourth quarter, the U.S. dollar weakened against the British pound and the euro, resulting in a net exchange rate benefit in the quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $65.5 million in the 2004 fourth quarter, reflecting growth in revenues on a constant dollar basis of 13.2%. This growth is due to an increase in revenues in the Caribbean region related to Hurricanes Francis, Ivan and Jeanne and a substantial increase in case referrals from recently awarded claims management agreements in the United Kingdom. International operating expenses increased by $8.4 million in U.S. dollars, a 15.2% increase, and by 6.6% on a constant dollar basis.

Mr. Thomas W. Crawford, chief executive officer of Crawford & Company, stated, "During the fourth quarter, we continued to benefit from the sharp increase in property claims referred to us due to the hurricanes that hit Florida and other southeastern states during August and September. Claim referrals from the U.S. insurance company market were up nearly 23% during the 2004 fourth quarter. This surge in claims drove the highest quarterly revenues from our insurance company clients since the third quarter of 1998 and also contributed to the first year-over-year increase in total U.S. revenues since 2001. The growth in hurricane-related revenues helped to offset the declines in our class action and self-insured market revenues during the quarter."

"Our U.S. operating margin improved to 5.2% in the quarter, up from 2.1% in last year's fourth quarter, while our International operating margin surged to 8.8% from 4.1% in the 2003 fourth quarter. Hurricane-related claims in the U.S. and Caribbean region and strong case referrals, primarily as a result of recent client wins in our United Kingdom operation, contributed to the margin improvements. The substantial new business awarded to us in the United Kingdom during 2004 should help us to maintain healthy international operating margins in future quarters."

Total revenues before reimbursements for the year ended December 31, 2004 grew by just over 6%, to $733.6 million from $690.9 million in 2003. Operating earnings totaled $32.4 million, up 8% over the $30.0 million reported in 2003. Net income totaled $25.2 million, or $0.51 per share, compared with $7.7 million, or $0.16 per share in 2003. During the 2004 second quarter, the Company settled a tax credit refund claim with the Internal Revenue Service which increased net income by $2.8 million, or $0.06 per share. Net income in the 2004 third quarter includes a special credit of $5.2 million, net of related income taxes, or $0.11 per share, resulting from the sale of an undeveloped parcel of real estate during the quarter. Net income in the 2003 third quarter included an after-tax charge of $8.0 million, or $0.17 per share, under an agreement reached with the Department of Justice to resolve an investigation of the Company's billing practices.

                            [CRAWFORD COMPANY LOGO]]
                                  Press Release

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

U.S. revenues before reimbursements for full year 2004 were $478.1 million, just over the $471.8 million reported in 2003. Class action services revenues grew 16%, to a record $86.4 million in 2004 from $74.5 million reported in 2003. International revenues before reimbursements grew nearly 17%, to $255.4 million in 2004 from $219.1 million in 2003. Excluding the benefit of exchange rate fluctuations, international revenues would have been $233.3 million in the current year, reflecting growth in revenues on a constant dollar basis of 6.5%. International operating expenses increased by $31.5 million in U.S. dollars, a 14.8% increase, and by 4.5% on a constant dollar basis.

Mr. Crawford concluded, "We are very pleased with the growth in U.S. revenues during 2004, helped by the contribution of our catastrophe adjusters and record revenues in our class action services unit. But we know we have hard work in front of us to return the Company to a sustainable growth track. We have spent the last few months strengthening our leadership team and improving the quality of our service delivery. Our outlook for 2005 remains cautious, but we believe our continued focus on excellence in everything we do will ultimately pay off for us in top-line growth and improved operating margins. We've defined our critical objectives for 2005, largely focused on enhancing client satisfaction, and installed a management control program designed to improve our business planning process and management accountability throughout the Company."

The Company also announced that it is continuing to cooperate with the Office of the Attorney General of the State of New York in response to the subpoena received during the fourth quarter of 2004. The subpoena seeks various documents relating to the operations of the Company. At this point, the Company does not know the full scope or subject matter of the subpoena or any related investigation.

Crawford & Company's management will host a conference call with analysts on Monday, January 31, 2005 at 3:00 P.M. EST, to discuss its quarterly earnings and other developments. The call will be recorded and available for replay through February 7, 2005. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The conference identification number is 3519958. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter and year ended December 31, 2004 is shown on the attached statements. Operating earnings is one of the key performance measures used by the Company's senior management to evaluate the performance of its business and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate its performance using the same criteria that management uses. Following is a reconciliation of consolidated net income to

                                [CRAWFORD LOGO]

                                  Press Release
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

operating earnings and the related margins as a percentage of revenues before reimbursements for all periods presented:

                                            Quarter ended                               Year ended
                               ---------------------------------------    ---------------------------------------
                               December      %       December     %       December      %       December     %
                               31, 2004    Margin    31, 2003   Margin    31, 2004    Margin    31, 2003   Margin
                               --------   --------   --------   ------    --------   --------   --------   ------
Net income                     $  7,718        3.8%  $  2,088      1.2%   $ 25,172        3.4%  $  7,662      1.1%
Add/(deduct):
   Special credit / charge            -          -          -        -      (8,573)      (1.2)     8,000      1.1
   Net corporate interest         1,267        0.6      1,559      0.9       3,536        0.5      5,414      0.8
   Income taxes                   4,205        2.0      1,195      0.7      12,251        1.7      8,964      1.3
                               --------   --------   --------   ------    --------   --------   --------   ------
Operating earnings             $ 13,190        6.4%  $  4,842      2.8%   $ 32,386        4.4%  $ 30,040      4.3%
                               ========   ========   ========   ======    ========   ========   ========   ======

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 63 countries. Major service lines include workers' compensation claims administration and healthcare management services, property and casualty claims management, class action services and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter ended December 31, 2004 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a complete discussion regarding factors which could affect the Company's financial performance, see the Company's Form 10-K/A for the year ended December 31, 2003 filed with the Securities and Exchange Commission, in particular the information under the headings "Business", "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL JOHN GIBLIN AT
(404) 847-4571.

                                 [CRAWFORD LOGO]

                                  Press Release
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                        COMPARATIVE STATEMENTS OF INCOME
                      (In Thousands Except Per Share Data)

            YEAR ENDED DECEMBER 31                    2004           2003     % Change
-----------------------------------------------     ---------      --------   --------
Revenues:

    Revenues Before Reimbursements                  $ 733,567      $690,933       6%
    Reimbursements                                     78,095        77,077       1%
                                                    ---------      --------
Total Revenues                                        811,662       768,010       6%

Costs and Expenses:

         Cost of Services Before Reimbursements       565,863       530,362       7%
         Reimbursements                                78,095        77,077       1%
                                                    ---------      --------
    Cost of Services                                  643,958       607,439       6%

    Selling, General, and Administrative              135,318       130,531       4%
    Special (Credit)/Charge (1)                        (8,573)        8,000      nm
    Corporate Interest, Net                             3,536         5,414     -35%
                                                    ---------      --------
Total Costs and Expenses                              774,239       751,384       3%
                                                    ---------      --------

Income Before Income Taxes                             37,423        16,626     125%
Income Taxes                                           12,251         8,964      37%
                                                    ---------      --------
Net Income                                          $  25,172      $  7,662     229%
                                                    =========      ========
Net Income Per Share:
   Basic                                            $    0.52      $   0.16     225%
                                                    ---------      --------
   Diluted                                          $    0.51      $   0.16     219%
                                                    ---------      --------
Weighted Average Shares Outstanding:
   Basic                                               48,773        48,668
                                                    ---------      --------
   Diluted                                             48,996        48,776
                                                    ---------      --------

nm = not meaningful

(1) Special credit is a pretax gain related to the sale of an undeveloped parcel of real estate. Special charge is an after-tax fine related to the settlement of a Department of Justice investigation.

                                 [CRAWFORD LOGO]

                                  Press Release
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                        COMPARATIVE STATEMENTS OF INCOME
                      (In Thousands Except Per Share Data)

            QUARTER ENDED DECEMBER 31                 2004         2003     % Change
------------------------------------------------    ---------    --------   --------
Revenues:

     Revenues Before Reimbursements                 $ 205,826    $175,131       18%
     Reimbursements                                    17,059      21,399      -20%
                                                    ---------    --------
Total Revenues                                        222,885     196,530       13%

Costs and Expenses:

          Cost of Services Before Reimbursements      158,264     135,090       17%
          Reimbursements                               17,059      21,399      -20%
                                                    ---------    --------
     Cost of Services                                 175,323     156,489       12%

     Selling, General, and Administrative              34,372      35,199       -2%
     Corporate Interest, Net                            1,267       1,559      -19%
                                                    ---------    --------
Total Costs and Expenses                              210,962     193,247        9%
                                                    ---------    --------

Income Before Income Taxes                             11,923       3,283      263%
Income Taxes                                            4,205       1,195      252%
                                                    ---------    --------
Net Income                                          $   7,718    $  2,088      270%
                                                    =========    ========

Net Income Per Share:
    Basic                                           $    0.16    $   0.04      300%
                                                    ---------    --------
    Diluted                                         $    0.16    $   0.04      300%
                                                    ---------    --------
Weighted Average Shares Outstanding:
    Basic                                              48,848      48,724
                                                    ---------    --------
    Diluted                                            49,274      48,966
                                                    ---------    --------

----------
nm = not meaningful

                                 [CRAWFORD LOGO]

                                  Press Release
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                      SUMMARY RESULTS BY OPERATING SEGMENT
                          YEAR ENDED DECEMBER 31, 2004
                        (In Thousands Except Percentages)

                                                 U.S.                   International                Total
                                        ----------------------      ----------------------   ----------------------
                                          2004          2003          2004          2003       2004          2003
                                        --------      --------      --------      --------   --------      --------
Revenues Before Reimbursements          $478,137      $471,847      $255,430      $219,086   $733,567      $690,933

Compensation & Benefits                  295,152       292,357       177,159       152,950    472,311       445,307
% of Revenues                               61.7%         62.0%         69.4%         69.8%      64.4%         64.5%

Expenses Other than Reimbursements,
   Compensation & Benefits               162,185       156,201        66,685        59,385    228,870       215,586
% of Revenues                               33.9%         33.1%         26.1%         27.1%      31.2%         31.2%
                                        --------      --------      --------      --------   --------      --------

Operating Earnings (1)                  $ 20,800      $ 23,289      $ 11,586      $  6,751   $ 32,386      $ 30,040
% of Revenues                                4.4%          4.9%          4.5%          3.1%       4.4%          4.3%
                                        ========      ========      ========      ========   ========      ========

                         QUARTER ENDED DECEMBER 31, 2004
                        (In Thousands Except Percentages)

                                                 U.S.                   International                  Total
                                        ----------------------      ----------------------    ------------------------
                                          2004          2003          2004          2003         2004          2003
                                        --------      --------      -------      ---------    ----------    ----------
Revenues Before Reimbursements          $135,765      $117,263      $70,061      $  57,868    $  205,826    $  175,131

Compensation & Benefits                   85,742        70,986       47,396         40,055       133,138       111,041
% of Revenues                               63.2%         60.5%        67.6%          69.2%         64.7%         63.4%

Expenses Other than Reimbursements,
   Compensation & Benefits                42,964        43,806       16,534         15,442        59,498        59,248
% of Revenues                               31.6%         37.4%        23.6%          26.7%         28.9%         33.8%
                                        --------      --------      -------      ---------    ----------    ----------

Operating Earnings (1)                  $  7,059      $  2,471      $ 6,131      $   2,371    $   13,190    $    4,842
% of Revenues                                5.2%          2.1%         8.8%           4.1%          6.4%          2.8%
                                        ========      ========      =======      =========    ==========    ==========

(1) Earnings before special credit/charge, net corporate interest, and taxes.

                                 [CRAWFORD LOGO]

                                  Press Release
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                           GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                     CONSOLIDATED COMPARATIVE BALANCE SHEETS
                     DECEMBER 31, 2004 AND DECEMBER 31, 2003
                                 (In Thousands)

                                                                            DECEMBER 31     December 31
                                                                               2004             2003
                                                                           ------------     ------------
ASSETS
         Current Assets:
               Cash and Cash Equivalents                                   $     43,571     $     45,805
               Accounts Receivable, Net                                         176,187          142,273
               Unbilled Revenues                                                103,586          101,557
               Prepaid Expenses and Other Current Assets                         21,363           13,028
                                                                           ------------     ------------

         Total Current Assets                                                   344,707          302,663
                                                                           ------------     ------------

               Property and Equipment, at Cost                                  154,922          154,786
               Less Accumulated Depreciation                                   (120,079)        (117,618)
                                                                           ------------     ------------

         Net Property and Equipment                                              34,843           37,168
                                                                           ------------     ------------

         Other Assets:
               Intangible Assets Arising from Acquisitions, Net                 109,410          104,523
               Capitalized Software Costs, Net                                   32,550           31,540
               Deferred Income Tax Asset                                         32,172           28,505
               Other                                                             17,578           12,840
                                                                           ------------     ------------
         Total Other Assets                                                     191,710          177,408
                                                                           ------------     ------------

         Total Assets                                                      $    571,260     $    517,239
                                                                           ============     ============

LIABILITIES AND SHAREHOLDERS' INVESTMENT

         Current Liabilities:
               Short-Term Borrowings                                       $     37,401     $     43,007
               Accounts Payable                                                  41,730           36,152
               Accrued Liabilities                                              110,610           85,734
               Deferred Revenues                                                 22,682           19,172
               Current Installments of Long-Term Debt                             1,776            3,106
                                                                           ------------     ------------

         Total Current Liabilities                                              214,199          187,171
                                                                           ------------     ------------

         Noncurrent Liabilities:
               Long-Term Debt, Less Current Installments                         50,999           50,664
               Deferred Revenues                                                 10,179           10,559
               Self-Insured Risks                                                10,958           11,920
               Postretirement Medical Benefit Obligation                          5,544            6,077
               Minimum Pension Liability                                         73,893           67,846
               Other                                                             10,655           10,408
                                                                           ------------     ------------
         Total Noncurrent Liabilities                                           162,228          157,474
                                                                           ------------     ------------

         Shareholders' Investment:
               Class A Common Stock, $1.00 Par Value                             24,157           24,027
               Class B Common Stock, $1.00 Par Value                             24,697           24,697
               Additional Paid-in Capital                                         1,441              840
               Retained Earnings                                                201,213          187,747
               Accumulated Other Comprehensive Loss                             (56,675)         (64,717)
                                                                           ------------     ------------

         Total Shareholders' Investment                                         194,833          172,594
                                                                           ------------     ------------

         Total Liabilities and Shareholders' Investment                    $    571,260     $    517,239
                                                                           ============     ============

                                 [CRAWFORD LOGO]

                                  Press Release
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                           GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     DECEMBER 31, 2004 AND DECEMBER 31, 2003
                                 (In Thousands)

                                                                               2004             2003
                                                                           ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net Income                                                         $     25,172     $      7,662
        Reconciliation of Net Income to Net Cash Provided by
        Operating Activities:
              Depreciation and Amortization                                      18,177           16,642
              Deferred Income Taxes                                              (2,304)           1,603
              (Gain) Loss on Sales of Land, Property and Equipment               (7,800)              54
              Changes in Operating Assets and Liabilities, Net of Effects
              of Acquisitions:
                   Accounts Receivable, Net                                     (30,726)              18
                   Unbilled Revenues                                              3,191            1,042
                   Accrued or Prepaid Income Taxes                               15,111           (4,640)
                   Accounts Payable and Accrued Liabilities                      13,837            1,383
                   Deferred Revenues                                              2,947              345
                   Prepaid and Accrued Pension Costs                              1,647            5,600
                   Prepaid Expenses and Other Assets                             (3,531)           7,766
                                                                           ------------     ------------
Net Cash Provided by Operating Activities                                        35,721           37,475
                                                                           ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Acquisitions of Property and Equipment, Net                             (10,416)         (10,763)
        Capitalization of Computer Software Costs                                (7,574)         (12,681)
        Proceeds from Sale of Undeveloped Land                                    2,028                -
        Acquisitions of Businesses, Net of Cash Acquired                           (617)            (551)
                                                                           ------------     ------------
Net Cash Used in Investing Activities                                           (16,579)         (23,995)
                                                                           ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Dividends Paid                                                          (11,708)         (11,682)
        Proceeds from Exercise of Stock Options                                     731              419
        (Decrease) Increase in Short-Term Borrowings                             (9,946)           6,696
        Decrease in Long-Term Debt                                               (1,346)            (701)
        Capitalized Loan Costs                                                       61              891
                                                                           ------------     ------------
Net Cash Used in Financing Activities                                           (22,208)          (4,377)
                                                                           ------------     ------------

Effect of Exchange Rate Changes on Cash and Cash Equivalents                        832            1,768
                                                                           ------------     ------------
(Decrease) Increase in Cash and Cash Equivalents                                 (2,234)          10,871
Cash and Cash Equivalents at Beginning of Period                                 45,805           34,934
                                                                           ------------     ------------
Cash and Cash Equivalents at End of Period                                 $     43,571     $     45,805
                                                                           ============     ============